EXHIBIT 3.2




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                                     BYLAWS

                                       OF

                               APHTON CORPORATION


                             a Delaware Corporation






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                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I.  GENERAL PROVISIONS..............................................C-1
         1.01.  Principal Executive Office..................................C-1
         1.02.  Number of Directors.........................................C-1

ARTICLE II.  SHARES AND STOCKHOLDERS........................................C-1
         2.01.  Meetings of Stockholders....................................C-1
                  (a)  Place of Meetings....................................C-1
                  (b)  Annual Meetings......................................C-1
                  (c)  Special Meetings.....................................C-2
                  (d)  Notice of Meetings...................................C-2
                  (e)  Adjourned Meeting and Notice Thereof.................C-2
                  (f)  Waiver of Notice.....................................C-2
                  (g)  Quorum...............................................C-3
                  (h)  Organization of Meetings.............................C-3
         2.02.  Voting of Shares............................................C-3
                  (a)  In General...........................................C-3
         2.03.  Proxies.....................................................C-3
         2.04.  Record Date.................................................C-3
         2.05.  Share Certificates..........................................C-4
         2.06.  Lost Certificates...........................................C-4
         2.07.  Notice of Stockholder Nominations and Proposed Business.....C-5

ARTICLE III.  DIRECTORS.....................................................C-6
         3.01.  Powers......................................................C-6
         3.02.  Election and Term of Office.................................C-7
         3.03.  Committees of the Board of Directors........................C-7
         3.04.  Vacancies...................................................C-8
         3.05.  Removal.....................................................C-8
         3.06.  Resignation.................................................C-8
         3.07.  Meetings of the Board of Directors..........................C-8
                  (a)  Regular Meetings.....................................C-8
                  (b)  Organization Meetings................................C-8
                  (c)  Special Meetings.....................................C-9
                  (d)  Notice of Adjournment................................C-9
                  (e)  Place of Meetings....................................C-9
                  (f)  Presence by Conference Telephone Call................C-9
                  (g)  Quorum...............................................C-9
                  (h)  Waiver of Notice.....................................C-9
         3.08.  Action Without Meeting.....................................C-10

ARTICLE IV.  OFFICERS......................................................C-10
         4.01.  Officers...................................................C-10
         4.02.  Elections..................................................C-10
         4.03.  Other Officers.............................................C-10
         4.04.  Removal....................................................C-10
         4.05.  Resignation................................................C-11
         4.06.  Vacancies..................................................C-11
         4.07.  Chairman of the Board of Directors.........................C-11
         4.08.  President..................................................C-11
         4.09.  Secretary..................................................C-12
         4.10.  Vice President.............................................C-12
         4.11.  Treasurer..................................................C-12

ARTICLE V.  MISCELLANEOUS..................................................C-13
         5.01.  Records and Reports........................................C-13
                  (a)  Books of Account and Proceedings....................C-13
         5.02.  Checks, Drafts, Etc........................................C-13
         5.03.  Authority to Execute Contracts.............................C-13
         5.04.  Representation of Shares of Other Corporations.............C-13
         5.05.  Indemnification and Insurance..............................C-14
                  (a)  Right to Indemnification............................C-14
                  (b)  Right of Claimant to Bring Suit.....................C-14
                  (c)  Non-Exclusivity of Rights...........................C-15
                  (d)  Insurance...........................................C-15
         5.06.  Construction and Definitions...............................C-15

ARTICLE VI.  AMENDMENTS....................................................C-16
         6.01.  Power of Stockholders......................................C-16
         6.02.  Power of Directors.........................................C-16

                                     BYLAWS


                                       of

                               APHTON CORPORATION


                                   ARTICLE I.

                               GENERAL PROVISIONS

          Section 1.01. Principal Executive Office. The principal executive office of the Corporation shall be located at World Trade Center, Miami, 80 S.W., 8th Street, Miami, Florida 33149-3047. The Board of Directors shall have the power to change the principal office to another location and may fix and locate one or more subsidiary offices.

          Section 1.02. Number of Directors. The affairs of the Corporation shall be managed under the direction of a Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of Directors constituting the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board of Directors, any vacancies in the Board of Directors).


                                   ARTICLE II.

                             SHARES AND STOCKHOLDERS

          Section 2.01. Meetings of Stockholders. (a) Place of Meetings. Meetings of stockholders shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

          (b) Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on the third Wednesday of June of each year at 10:00 a.m. or at such other date and time as may be designated by the Board of Directors; provided, however, that should said day fall upon a legal holiday, the annual meeting of stockholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting Directors shall be elected, and any other proper business may be transacted.

          (c) Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President or by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board of Directors, any vacancies in the Board of Directors).

          (d) Notice of Meetings. Notice of any stockholders' meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the stockholders. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

          (e) Adjourned Meeting and Notice Thereof. Any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          (f) Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law,the Certificate of Incorporation or Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

          (g) Quorum. The presence in person or by proxy of the persons entitled to vote equalling a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation of the Corporation. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

          (h) Organization of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Chairman to be chosen at the meeting. The Secretary of the Corporation or in his absence, an Assistant Secretary, shall act as Secretary at the meeting, if present.

          Section 2.02. Voting of Shares. (a) In General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          Section 2.03. Proxies. Every person entitled to vote for Directors or any other matters shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person.

          Section 2.04. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if noticed is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or by agreement or in the Delaware General Corporation Law.

          Section 2.05. Share Certificates. The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, if any, or the President or Vice President, if any, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificated form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 2.06. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate or uncertificated share of the same tenor and for the same number of shares in lieu thereof. The Board of Directors may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

          Section 2.07. Notice of Stockholder Nominations and Proposed Business.
(a) At any meeting of the stockholders, (i) nominations for the election of directors and (ii) business to be brought before any such stockholders' meeting may only be made or proposed (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

          (b) Any stockholder may nominate one or more persons for election as directors at a stockholders' meeting or propose business to be brought before a stockholders' meeting, or both, pursuant to clause (C) of paragraph (a), only if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the stockholders' meeting; provided, however, that if less than 100 days' notice or other prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

          (1) a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;

          (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

          (3) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;

          (4) with respect to any nomination, (i) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made, (ii) the name, age, business address and residence address of such nominee, (iii) the class and number of shares of capital stock of the Corporation owned beneficially and of record by such nominee and (iv) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected; and

          (5) such  other  information  regarding  each  nominee  or  matter  of business to be proposed as would be required to be included in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

          (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any stockholders' meeting and no stockholder may nominate any person for election at any stockholders' meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed business and/or any proposed nomination for election as director was not properly brought or made before the meeting or made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such proposed business or proposed nomination for election as director not properly brought before the meeting or made shall not be transacted or considered.


                                  ARTICLE III.

                                    DIRECTORS

          Section 3.01. Powers. Subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operations of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

          Section 3.02. Election and Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board, any vacancies in the Board of Directors). Commencing with the 1998 Annual Meeting of Stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2000 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2001 Annual Meeting of Stockholders, with each director to hold office until such director's successor shall have been duly elected and qualified. At each Annual Meeting of Stockholders, commencing with the 1999 Annual Meeting of Stockholders, (i) Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

          Section 3.03. Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any of these Bylaws. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

          Section 3.04. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected or qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 3.05. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

          Section 3.06. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

          Section 3.07. Meetings of the Board of Directors. (a) Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place within or without the State as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors or in these Bylaws. Such regular meetings may be held without notice.

          (b) Organization Meetings. Immediately following each annual meeting of stockholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

          (c) Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Special meetings shall be held upon ten days' notice delivered by mail, personally or by telephone or telegraph. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

          (d) Notice of Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.

          (e) Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the Corporation, or such other place designated by resolution of the Board of Directors.

          (f) Presence by Conference Telephone Call. Members of the Board of Directors or any Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

          (g) Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          (h) Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding a meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 3.08. Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any Committee, may be taken without a meeting if all members of the Board of Directors or Committee shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.


                                   ARTICLE IV.

                                    OFFICERS

          Section 4.01. Officers. The officers of the Corporation shall consist of a Chairman of the Board of Directors who shall be the chief executive officer, a President who shall be the chief operating officer, a Secretary, and such additional officers as may be elected or appointed in accordance with
Section 4.03 of these Bylaws and as may be necessary to enable the Corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

          Section 4.02. Elections. All officers of the Corporation, except such officers as may be otherwise appointed in accordance with section 4.03 of these Bylaws, shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or be removed or is otherwise disqualified to serve, or until his successor is chosen and qualified.

          Section 4.03. Other Officers. The Board of Directors may appoint or may confer upon the Chairman of the Board of Directors the power to appoint one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, a chief accounting officer or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Chairman of the Board of Directors or the Board of Directors may from time to time determine.

          Section 4.04. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer appointed by the Chairman of the Board of Directors may be removed, with or without cause, by the Chairman of the Board of Directors.

          Section 4.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board of Directors, or to the Secretary of the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

          Section 4.07. Chairman of the Board of Directors. The Chairman of the Board of Directors, if present, shall preside at all meetings of the Board of Directors and stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer and shall be the general manager of the Corporation and shall, subject to the ultimate control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. The Chairman of the Board of Directors shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the chief executive officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. Subject to any constraints by the Board of Directors, the Chairman of the Board of Directors shall have the power or may confer upon officers of the Corporation, the power to execute bonds, mortgages and other contracts, agreements and instruments in the name and on behalf of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors. The Chairman of the Board of Directors shall render to the members of the Board of Directors, whenever they request it, an account of any of his transactions or all of his principal transactions and of the general financial condition of the Corporation.

          Section 4.08. President. If there be no Chairman of the Board of Directors, or in the event of the Chairman of the Board of Director's inability or refusal to act, the President shall perform the duties of the Chairman of the Board of Directors and when so acting, shall have all of the power of and be subject to all of the restrictions upon the Chairman of the Board of Directors. The President shall be the chief operating officer and, as such, shall manage such affairs of the Corporation with such powers and duties as may be prescribed by the Chairman of the Board of Directors, and as may be given by the Board of Directors. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the Board of Directors and stockholders. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments in the name and on behalf of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or the Board of Directors.

          Section 4.09. Secretary. The Secretary shall keep or cause to be kept the minutes of proceedings and record of stockholders, as provided for and in accordance with Section 5.01(a) of these Bylaws.

          The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

          Section 4.10. Vice President. If there be no President, or in the event of the President's inability or refusal to act, the executive vice president, or if none exists, the senior vice president or if none exists the vice president in the order of designation by the Board of Directors, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the Chairman of the Board of Directors or the Board of Directors.

          Section 4.11. Treasurer. The treasurer, if any, shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Chairman of the Board of Directors. The treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Chairman of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board of Directors, the Board of Directors or these Bylaws.


                                   ARTICLE V.

                                  MISCELLANEOUS

          Section 5.01. Records and Reports. (a) Books of Account and Proceedings. The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of the Board of Directors and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

          Section 5.02. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the Chairman of the Board of Directors, or such other person or persons and in such manner as, from time to time, shall be determined by the Chairman of the Board of Directors or by resolution of the Board of Directors.

          Section 5.03. Authority to Execute Contracts. The Board of Directors may authorize any officer or officers, agent or agents, either directly or through the Chairman of the Board of Directors to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, or the Chairman of the Board of Directors, and except as otherwise provided in these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

          Section 5.04. Representation of Shares of Other Corporations. The Chairman of the Board of Directors, the President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other Corporation or Corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

          Section 5.05. Indemnification and Insurance. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise. The Corporation may, by action of its Board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          Section 5.06. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a Corporation as well as a natural person.


                                   ARTICLE VI.

                                   AMENDMENTS

          Section 6.01. Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of at least a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote.

          Section 6.02. Power of Directors. Subject to the right of stockholders as provided in Section 6.01 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board of Directors.